UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014 zulily, inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36188	27-1202150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Elliott Avenue, Suite 200 Seattle, WA	98121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 779-5614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 24, 2014, zulily, inc. (the “Company”) conducted, by webcast and telephone, a discussion regarding the Company’s announcement, by press release issued the same day, of its financial results for the fourth quarter and the fiscal year ended December 29, 2013. A copy of a transcript of that discussion is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02, including the exhibit attached hereto as Exhibit 99.1, is furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decision Not to Stand For Reelection of Director

On February 21, 2014, Dan Levitan notified the Company of his decision not to stand for reelection to the Board of Directors of the Company (the “Board”) at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Levitan will continue to serve as a Class I director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board until the date of the Annual Meeting. Mr. Levitan indicated that his decision not to stand for reelection was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

On February 21, 2014, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board elected John Geschke to serve as a Class I director of the Company until the Annual Meeting and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board also appointed Mr. Geschke to serve on the Nominating and Corporate Governance Committee of the Board.

As a non-employee director, Mr. Geschke is entitled to receive a $40,000 annual retainer for his service on the Board and a $10,000 annual retainer for his service on the Nominating and Corporate Governance Committee, which retainers will be pro rated for the period between Mr. Geschke’s appointment and the Annual Meeting. Mr. Geschke may elect to receive his annual cash retainers for Board and Committee service in the form of stock options. In addition, Mr. Geschke is entitled to receive an annual stock option grant for his Board service.

In connection with his election, the Board granted Mr. Geschke a stock option to purchase 1,494 shares of Class A common stock, representing the pro rated portion of his annual stock option grant for the period between his appointment and the Annual Meeting, and a stock option to purchase 623 shares of Class A common stock, representing his pro rated annual cash retainers for Board and Committee service, pursuant to the Company’s 2013 Equity Plan (collectively, the “Initial Option”). The Initial Option is fully vested and has an exercise price of $40.70, which is equal to the fair market value of the Company’s Class A common stock on the grant date.

The Company also entered into a standard form of indemnification agreement with Mr. Geschke (the “Indemnification Agreement”) in connection with his election to the Board. The Indemnification Agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Geschke in any action or proceeding. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by reference to the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.5 to its Registration Statement on Form S-1 (No. 333-191617), as amended, on October 8, 2013 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Geschke and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Geschke and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Mr. Geschke and the Company.

Executive Compensation

On February 26, 2014, the Compensation Committee of the Board approved the Company’s 2014 Executive Incentive Program, which provides the Company’s executive officers and other eligible employees the opportunity to earn semi-annual cash bonuses of between 0% to 40% of base salary based on the achievement of certain corporate and individual performance objectives, as established by the Compensation Committee. Achievement of the performance objectives will be determined by the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*	Form of Indemnification Agreement

10.2	2014 Executive Incentive Program

99.1	Transcript of the Company’s webcast and telephonic discussion on February 24, 2014, regarding the Company’s announcement, by press release issued the same day, of its financial results for the fourth quarter and the fiscal year ended December 29, 2013

*	Previously filed on October 8, 2013, as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-191617), as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

zulily, inc.

Dated: February 27, 2014

	By:	/s/ Marc Stolzman
Marc Stolzman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1*	Form of Indemnification Agreement

10.2	2014 Executive Incentive Program

99.1	Transcript of the Company’s webcast and telephonic discussion on February 24, 2014, regarding the Company’s announcement, by press release issued the same day, of its financial results for the fourth quarter and the fiscal year ended December 29, 2013

*	Previously filed on October 8, 2013, as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-191617), as amended, and incorporated herein by reference.